Calculation of Filing Fee Tables
F-3
Polestar Automotive Holding UK PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A American Depositary Shares	457(a)	58,613,940	$ 6.98	$ 409,125,301.20	0.0001381	$ 56,500.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 409,125,301.20		$ 56,500.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 56,500.20
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also register any additional securities that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction. Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Class A American Depositary Shares as reported on the Nasdaq on September 25, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Polestar Automotive Holding UK PLC	F-3	333-274918	10/10/2023		$ 56,500.20	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 1,000,000,000.00
Fee Offset Sources		Polestar Automotive Holding UK PLC	F-3	333-274918		10/10/2023						$ 56,500.20
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously paid $147,600.00 in connection with the registration of securities on Form F-3 (File No. 333-274918) filed on October 10, 2023 (the "Prior Registration Statement"). The offering under the Prior Registration Statement is being terminated and the fee offset is being claimed pursuant to Rule 457(p) under the Securities Act of 1933, as amended, with respect to unsold securities previously registered thereunder.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date